Exhibit 10.7

LAWSON SOFTWARE, INC.
RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made this 2nd day of June, 2005, by and between Lawson Software, Inc. a Delaware corporation (the “Company”) and Harry Debes (“Participant”).

1.             Award.  The Company hereby grants to Participant a restricted stock award of 100,000 shares (the “Shares”) of Common Stock, par value $.01 per share, of the Company according to the terms and conditions set forth herein and in the Lawson Software, Inc. 1996 Stock Incentive Plan (the “Plan”).  The Shares are Restricted Stock granted under Section 10 of the Plan.  A copy of the Plan will be furnished upon request of Participant.  With respect to the Shares, Participant shall be entitled at all times on and after the date of issuance of the Shares to exercise the rights of a stockholder of Common Stock of the Company, including the right to vote the Shares and the right to receive dividends on the Shares.  On the date of issuance of the Shares, Participant shall pay the Company a purchase price of $0.01 per Share ($1,000.00 in the aggregate).

2.             Vesting.  Subject to acceleration to the extent described in Sections 2(h) or 2(i) below the Shares shall vest in accordance with the following schedule:(1)

On each of the following dates	Number of Shares Vested

June 1, 2006	50,000
June 1, 2007	50,000

(a)           The term “Cause” means Termination of Participant’s Service initiated by the Company or its Subsidiaries because of:  (1) if Participant has entered into any written and executed contract(s) with the Company or its Subsidiaries, any material breach by Participant of such contract that has a material adverse effect on the Company or any Subsidiary (as reasonably determined by the Company) and which is not or cannot reasonably be cured within 10 days after written notice from the Company to Participant; (2) any material violation by Participant of the Company’s or a Subsidiary’s policies, rules or regulations that has a material adverse effect on the Company or any Subsidiary (as reasonably determined by the Company) and which is not or cannot be cured within 10 days after written notice from the Company to Participant; (3) commission of any act of fraud, embezzlement or dishonesty by Participant that is materially injurious to the Company or any Subsidiary (as reasonably determined by the Company); (4) any other intentional misconduct by Participant adversely affecting the business or affairs of the Company or any Subsidiary in any material manner (as reasonably determined by the Company); or (5) intentional or willful failure of Participant to perform Participant’s responsibilities under any then current employment agreement between Participant and Company, other than as a result of permitted leave of absence, vacation, injury or illness.

(b)           The term “Change of Control Transaction” means (1) the closing of a tender offer or exchange offer for the ownership of 50% or more of the outstanding voting securities of the Company, (2) the Company shall have entered into a definitive agreement with respect to a tender offer, exchange offer or merger, consolidation or other business combination with another corporation and as a result of such tender offer, exchange offer, merger, consolidation or combination 50% or fewer of the outstanding voting securities of the surviving or resulting corporation are owned in the aggregate by the former stockholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation, (3) the Company shall have entered into a definitive agreement to sell substantially all of its assets to another corporation which is not a direct or indirect wholly owned Subsidiary of the Company, (4) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of this Agreement) of the Exchange Act, shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record) (for purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date of this Agreement) pursuant to the Exchange Act, (5) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or (6) individuals who constitute the Company’s Board of Directors on the date of this Agreement (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least 50% of the directors comprising the Incumbent Board shall be, for purposes of this clause (6), considered as though such person were a member of the Incumbent Board.  The definition of a “Change in Control” in the 1996 Stock Incentive Plan shall not apply to this Stock Option.

(c)           The term “Disability” means Participant’s permanent disability as defined under any long term disability plan of the Company, or in the absence of such plan, the inability of Participant, due to illness or injury, to substantially perform Participant’s duties (after taking into account any reasonable accommodation required by the Americans with Disabilities Act) for a period of at least 180 consecutive days.  Termination of Participant’s Service because of a permanent disability as defined under any retirement plan of the Company or its Subsidiaries.  The determination of a Disability shall be based on competent medical opinion.

(d)           The term “Good Reason” means:  (1) Company effects a material diminution of Participant’s duties or reporting responsibilities or a diminution of Participant’s title of Chief Executive Officer of the Company; (2) the failure by Company, or its successor, if any, to pay compensation or provide benefits or perquisites to Participant as and when required; or (3) any material breach by Company of any Employment Agreement between the Company and Participant.

(e)           “Lawson/Intentia Transaction” means the business combination announced on or about June 2, 2005, under which the Company (or an affiliate of the Company) has offered to purchase all of the capital stock of Intentia International AB.

(f)            The term “Subsidiary” or “Subsidiaries” means any corporation at least a majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the occurrence of a contingency) is at the time owned by the Company and/or one (1) or more Subsidiaries.

(g)           The term “Termination of Participant’s Service” means the last day of Participant’s regular full time or part time employment with the Company and its Subsidiaries.

(h)           If the Lawson/Intentia Transaction terminates or has not closed by May 31, 2006 (the earlier of such dates is referred to as the “Transaction Termination Date”), and Participant is employed by the Company on the Transaction Termination Date, then 100% of the Shares shall automatically vest as of the Transaction Termination Date.

(i)            100% of the Shares shall automatically vest upon any of the following events:  (1) Termination of Participant’s Service because of Participant’s death or Disability, (2) Termination of Participant’s Service by the Company, other than for Cause (whether or not there is a Change of Control Transaction) or (3) Termination of Participant’s Service by Participant for Good Reason (whether or not there is a Change of Control Transaction).

(j)            Except as otherwise described in Sections 2(h) or (i) above, none of the provisions in the Plan pertaining to acceleration of vesting shall apply to the Shares.

3.             Restrictions on Transfer.  Until the Shares vest pursuant to Section 2 hereof, none of the Shares may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the purported transferee with any interest or right in or with respect to the Shares.

4.             Forfeiture.  If for any reason Participant ceases to be an employee of the Company or any Affiliate (as defined in the Plan) prior to vesting of the Shares pursuant to Section 2 hereof, all of Participant’s rights to all of the unvested Shares shall be immediately and irrevocably forfeited.  Upon forfeiture, Participant will no longer have any rights relating to the unvested Shares, including the right to vote the Shares and the right to receive dividends declared on the Shares.

5.             Distributions and Adjustments.

(a)  If any Shares vest subsequent to any change in the number of character of the Common Stock of the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, or otherwise), Participant shall receive upon such vesting the number and type of securities or other consideration which Participant would have received if such Shares had vested prior to the event changing the number or character of the outstanding Common Stock.

(b)  Any additional shares of Common Stock of the Company, any other securities of the Company and any other property (except for regular cash dividends or other cash distributions) distributed with respect to the Shares prior to the date or dates the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares to which they relate and shall be promptly deposited with the Secretary of the Company or a custodian designated by the Secretary.

6.             Miscellaneous.

(a)  Issuance of Shares.  The Company shall cause the Shares to be issued in the name of Participant, either by book-entry registration or issuance of a stock certificate or certificates evidencing the Shares, which certificate or certificates shall be held by the Secretary of the Company or the stock transfer agent or brokerage service selected by the Secretary of the Company to provide such services for the Plan.  The Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order.  If any certificate is used, the certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares.  Participant hereby agrees to the retention by the Company of the Shares and, if a stock certificate is used, agrees to execute and deliver to the Company a blank stock power with respect to the Shares as a condition to the receipt of this award of Shares.  After any Shares vest pursuant to Section 2 hereof, and following payment of the applicable withholding taxes, the Company shall promptly cause to be issued a certificate or certificates, registered in the name of Participant or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be, evidencing such vested whole Shares (less any shares withheld to pay withholding taxes) and shall cause such certificate or certificates to be delivered to Participant or Participant’s legal representatives, beneficiaries or heirs, as the case may be, free of the legend or the stop-transfer order referenced above.  The value of any fractional Shares shall be paid in cash at the time certificates evidencing the Shares are delivered to Participant.

(b)  Income Tax Matters.

(i)            In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant.

(ii)           In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, Participant may elect to satisfy Participant’s federal and state income tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Shares, by (i) delivering cash, check (bank check, certified check or personal check) or money order payable to the Company, (ii) having the Company withhold a portion of the Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, or (iii) delivering to the Company shares of Common Stock already owned by Participant having a Fair Market Value equal to the amount of such taxes.  Any shares already owned by Participant for no less than six months prior to the date delivered to the Company if such shares were acquired upon the exercise of an option or upon the vesting of restricted stock units or other restricted stock.  The Company will not deliver any fractional Shares but will pay, in lieu thereof, the Fair Market Value of such fractional Shares.  Participant’s election must be made on or before the date that the amount of tax to be withheld is determined.

(c)  Plan Provisions Control.  In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

(d)  No Right to Employment.  The issuance of the Shares shall not be construed as giving Participant the right to be retained in the employ, or as giving a director of the Company or an Affiliate the right to continue as a director, of the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or position at any time, with or without cause.  In addition, the Company or an Affiliate may at any time dismiss Participant from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or the Agreement.  Nothing in the Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate.  The Award granted hereunder shall not form any part of the wages or salary of Participant for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment.  Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Agreement or Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.  By participating in the Plan, Participant shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee (as defined in the Plan) and shall be fully bound thereby.

(e)  Governing Law.  The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Minnesota.

(f)  Securities Matters.  The Company shall not be required to deliver Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(g)  Severability.  If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(h)  No Trust or Fund Created.  Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person.

(i)  Headings.  Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

IN WITNESS WHEREOF, the Company and Participant have executed this Restricted Stock Award Agreement on the date set forth in the first paragraph.

Lawson Software, Inc.

By:	/s/ H. Richard Lawson
Name:	H. Richard Lawson,
Title:	Chairman

Participant:

/s/ Harry Debes
Name: Harry Debes